                              August 11, 1995

VIA EDGAR


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

     RE:  Casey's General Stores, Inc.
          Definitive Proxy Materials

Gentlemen:

     On behalf of Casey's General Stores, Inc. (the "Company"), we are transmitting herewith definitive copies of the Proxy
Statement and forms of Proxy Card and ESOP Instruction Card to be utilized by the Company in connection with the Annual Meeting of the Company's shareholders scheduled for September 15, 1995. No fee is being paid in connection with this submission because the requsite fee was paid upon filing of the preliminary proxy material on July 24, 1995. The
Company expects to commence distribution of these materials to shareholders and ESOP participants beginning on or about August 11, 1995.

     We also wish to advise the staff, pursuant to Instruction 5, Item 10 of Schedule 14A, that the registration under the Securities Act of the shares to be issued upon the exercise of options awarded under the proposed Non-Employee Directors Stock Option Plan (the "Plan) (being presented for approval by the shareholders in the attached proxy statement) is not currently contemplated. Under the Plan, stock options can be awarded only to non-employee directors of the Company, of which there currently are four in number. Due to this limited group of affiliated optionees, the relatively modest number of shares expected to be issued under the Plan therefore are expected to be issued as "restricted securities" and eligible for sale by the director under Rule 144.

     Should the staff have any questions or comments, please don't hesitate to contact me.

                              Yours very truly,




                              /s/ William J. Noth
                              FOR THE FIRM

WJN:dc
encl.

cc:  Douglas K. Shull (w/o encl.)

                     SCHEDULE 14A INFORMATION



           Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934


          Filed by the Registrant [ X ]

          Filed by a Party other than the Registrant [   ]

          Check the appropriate box:

          [    ]   Preliminary Proxy Statement
          [    ]   Confidential, for Use of the Commission
                     Only (as permitted by Rule 14a-6(e)(2))
          [  X ]   Definitive Proxy Statement
          [    ]   Definitive Additional Materials
          [    ]   Soliciting Material Pursuant to
                      Section 240.14a-11(c) or
                      Section 240.14a-12


                   CASEY'S GENERAL STORES, INC.
         (Name of Registrant as Specified In Its Charter)


                         [Not Applicable]
            (Name of Person(s) Filing Proxy Statement
                   if other than the Registrant)


          Payment of Filing Fee (Check the appropriate box):

          [   ]     $125 per Exchange Act Rules 0-11(c)(1)(ii),
                    14a-6(i)(1), or 14a-6(i)(2) or Item 22(a)(2)
                    of Schedule 14A.
          [    ]    $500 per each party to the controversy
                    pursuant to Exchange Act Rule 14a-6(i)(3).
          [    ]    Fee computed on table below per Exchange Act
                    Rules 14a-6(i)(4) and 0-11.

                           [Not Applicable]


          [ X  ]    Fee paid previously with preliminary
                    materials.

          [    ]    Check box if any part of the fee is offset as
                    provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

                         [Not Applicable]

                           [LOGO]


                                                   August 11, 1995


To Our Shareholders:



    The Annual Meeting of the shareholders of Casey's General Stores, Inc. will be held at the Casey's General Stores, Inc. Corporate Headquarters, One Convenience Blvd., Ankeny, Iowa, at 10:00 A.M., Iowa time, on Friday, September 15, 1995. The formal Notice of Annual Meeting and Proxy Statement, which are contained in the following pages, outline the election of directors and other proposals to be considered by the shareholders at the meeting.

    It is important that your shares be represented at the meeting whether or not you are personally able to attend. Accordingly, we ask that you please sign, date and return the enclosed Proxy Card promptly. If you later find that you may be present for the meeting or for any other reason desire to revoke your proxy, you may do so at any time before it is voted.

    Your copy of the Company's Annual Report for 1995 is also enclosed. Please read it carefully. It gives you a full report on the Company's operations for the fiscal year ended April 30, 1995.

    We look forward to seeing you at the meeting and thank you for your continued interest in the Company.

                              Sincerely,




                                 /s/ Donald F. Lamberti
                                 -----------------------
                                 Donald F. Lamberti
                                 Chief Executive Officer
                                 and Chairman of the Board

        [LOGO]


             NOTICE OF ANNUAL MEETING OF SHAREHOLDERS


                        SEPTEMBER 15, 1995



To the Shareholders of Casey's General Stores, Inc.:

    The Annual Meeting of the shareholders of Casey's General Stores, Inc., an Iowa corporation, will be held at the Casey's General Stores, Inc. Corporate Headquarters, One Convenience Boulevard, Ankeny, Iowa, on Friday, September 15, 1995, at 10:00 A.M., Iowa time, for the following purposes:

     1. To elect eight members of the Board of Directors (who will be divided into three classes if the proposal in
          Item 2 is approved by the shareholders);

     2.   To approve an amendment to the Restated and Amended
          Articles of Incorporation to classify the Board of Directors of the Company into three classes with staggered terms of office;

     3. To approve the Casey's General Stores, Inc. Non-Employee Directors' Stock Option Plan; and

     4. To transact such other business as may properly come before the meeting or at any adjournment thereof.

       The Board of Directors has fixed the close of business, August 4, 1995, as the record date for the determination of shareholders entitled to notice of and to vote at this meeting and at any and all adjournments thereof. A list of such holders will be open for examination by any shareholder, for any purpose germane to the meeting, at the Company's Corporate Headquarters at the address described above, for a period of ten days prior to the meeting.


                         By Order of the Board of Directors,



                                   /s/ John G. Harmon
                                   -------------------
                                   John G. Harmon
                                   Secretary


August 11, 1995

                            PROXY STATEMENT


     This Proxy Statement and the accompanying proxy card or voting instruction card (either, the "proxy card") are being mailed beginning on or about August 11, 1995, to each holder of record of the Common Stock, no par value (the "Common Stock"), of Casey's General Stores, Inc. (the "Company") at the close of business on August 4, 1995. Proxies in the form enclosed are solicited by the Board of Directors of the Company for use at the Annual Meeting of shareholders to be held at the Casey's General Stores, Inc. Corporate Headquarters, One Convenience Boulevard, Ankeny, Iowa 50021, at 10:00 A.M., Iowa time, on Friday, September 15, 1995.

     If the enclosed proxy card is properly executed and returned, the shares represented thereby will be voted at the meeting in accordance with the shareholder's instructions. If no instructions are given, the proxy will be voted FOR the election as directors of the nominees named herein, FOR the proposal to amend the Restated and Amended Articles of Incorporation, as amended (the "Restated Articles"), and FOR the approval of the Casey's General Stores, Inc. Non-Employee Directors' Stock Option Plan (the "Director Stock Plan"). A person giving a proxy may revoke it at any time before it is voted. Any shareholder attending the meeting may, on request, vote his or her own shares even though the shareholder has previously sent in a proxy card. Unless revoked, the shares of Common Stock represented by proxies will be voted on all matters to be acted upon at the meeting.

     For participants in the Casey's General Stores, Inc. Employees' Stock Ownership Plan and Trust (the "ESOP"), the proxy card will also serve as a voting instruction card for UMB Bank, n.a. (the "Trustee"), the trustee of the ESOP, with respect to the shares held in the participants' accounts. A participant cannot direct the voting of shares allocated to the participant's account in the ESOP unless the proxy card is signed and returned. If proxy cards representing shares in the ESOP are not returned, those shares will be voted by the Trustee in the same proportion as the shares for which signed proxy cards are returned by the other participants in the ESOP.

     The cost of soliciting proxies will be borne by the Company. The Company expects to solicit proxies primarily by mail. Proxies may also be solicited personally and by telephone by certain officers and regular employees of the Company. The Company may reimburse brokers and their nominees for their expenses in communicating with the persons for whom they hold shares of the Company.

     So far as the Board of Directors and the management of the Company are aware, no matters other than those described in this

Proxy Statement will be acted upon at the meeting. If, however, any other matters properly come before the meeting, it is the intention of the persons named in the enclosed proxy to vote the same in accordance with their judgment on such other matters.


                        SHARES OUTSTANDING

     Only shareholders of record on the books of the Company at the close of business on August 4, 1995 will be entitled to vote at the Annual Meeting. Each such share of Common Stock will be entitled to one vote on all matters. As of the close of business on July 19, 1995 there were outstanding 26,075,156 shares of Common Stock.

     The following table contains information with respect to each person, including any group, known to the Company to be the beneficial owner of more than 5% of the Common Stock of the Company as of the dates indicated below. Except as otherwise indicated, the persons listed in the table have the voting and investment powers with respect to the shares indicated.

     Name and                    Amount
     Address of                  and Nature
     Beneficial                  of Beneficial          Percent
     Owner                       Ownership              of Class
- ----------------------------------------------------------------
     UMB Bank, n.a.
       10th and Grand
       Kansas City, MO  64141      2,201,070 (1)           8.44%

     Donald F. Lamberti
       One Convenience Blvd.
       Ankeny, IA   50021          2,527,866 (2)           9.69%

     Fiduciary Management, Inc.
       225 East Mason Street
       Milwaukee, WI  53202        1,433,369 (3)           5.53%

____________________
(footnotes on next page)

(1) Information is as of July 19, 1995 and consists of shares held by UMB Bank, n.a. as the Trustee of the ESOP. Under the trust agreement creating the ESOP, the shares of Common Stock held by the Trustee are voted by the Trustee in accordance with the participants' directions or, if no directions are received, in the same manner and proportion as the Trustee votes shares for which the Trustee does receive timely instructions. The trust agreement also contains provisions regarding the allocation of shares to participants, the vesting of plan benefits and the disposition of shares. The amount shown includes an aggregate of 853,596 shares voted by the Trustee in accordance with the instructions of Messrs. Lamberti, Lamb, Shull and Harmon as participants in the ESOP.

(2) Information is as of July 19, 1995 and includes 545,494 shares held under the ESOP and allocated to the account of Mr. Lamberti, over which Mr. Lamberti exercises voting power. See footnote 1 above.

(3) Information is as of December 31, 1994 and was supplied by Fiduciary Management, Inc., a registered investment advisory firm. Such information indicates that Fiduciary Management, Inc. had sole dispositive power over 1,123,369 shares and shared dispositive power over 310,000 shares.


                         VOTING PROCEDURES

     Under Iowa corporate law and the Restated Articles, the holders of a majority of the issued and outstanding shares of Common Stock entitled to vote must be present or represented by proxy in order to constitute a quorum to conduct business at the Annual Meeting.

     Directors are elected by a majority of the votes cast by the shares entitled to vote in the election at a Annual Meeting at which a quorum is present. Shares present at the meeting that are not voted for a particular nominee or shares present by proxy where the shareholder properly withheld authority to vote for such nominee (including any "broker non-votes" as described below) will not be counted toward such nominee's achievement of a majority.

     Approval of the proposed Classified Board Amendment to the Restated Articles requires the affirmative vote of the holders of two-thirds of the outstanding shares of Common Stock. The affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy at the Annual Meeting will be required for approval of the Director Stock Plan. Shares abstaining from voting on a particular matter are considered present at the meeting for purposes of determining a quorum, but are treated as having voted against the matter at the meeting. Shares for which a broker has either not received voting instructions from the beneficial owner thereof on matters on which the broker is not permitted to vote such shares in its discretion, or for which such discretionary authority has been withheld (a "broker non-vote"), are considered present at the meeting but are not counted for voting purposes with respect to such matter. Consequently, both abstentions and broker non-votes with respect to the proposed Classified Board Amendment would have the same effect as the votes cast against such proposal.


                            PROPOSAL 1

                       ELECTION OF DIRECTORS


     The Board of Directors has designated the eight individuals named below as nominees for election as directors of the Company at the Annual Meeting of shareholders. As presently constituted, the Restated Articles of the Company provide that directors are elected to hold office until the next annual election and until their successors are duly elected and qualified. If the Classified Board Amendment is adopted, however, the Company's directors will be divided into three classes, and two directors will be elected for a term expiring at the 1996 Annual Meeting, three directors will be elected for a term expiring at the 1997 Annual Meeting and the remaining three directors will be elected for a term expiring at the 1998 Annual Meeting (and in each case, until their respective successors are duly elected and qualified). Information concerning the proposed Classified Board Amendment is set forth on pages 20 through 22 of this Proxy Statement. If the Classified Board Amendment is not adopted, all directors will be elected to serve until the 1996 Annual Meeting (and, in each case, until their respective successors are duly elected and qualified).

     All of the nominees have previously been elected as directors by the holders of the Company's Common Stock and all such nominees are presently serving as directors of the Company. Additional information regarding these nominees is set forth below, including the class each such nominee would occupy on the Board of Directors if the Classified Board Amendment is adopted. The number of shares of Common Stock of the Company beneficially owned by each of the nominees as of July 19, 1995 is set forth on pages 9 and
10. Except as may be otherwise expressly stated, all nominees for directors have been employed in the capacities indicated for more than five years.

     It is intended that all proxies in the accompanying form, unless contrary instructions are given thereon, will be voted for the election of all the persons designated by the Board of

Directors as nominees. In case any of the nominees is unavailable for election, an event which is not anticipated, the enclosed proxy may be voted for the election of a substitute nominee.

     The Board of Directors recommends a vote FOR election of the nominees as directors of the Company.

PROPOSED CLASS I DIRECTORS - TERMS EXPIRING IN 1996

          GEORGE A. DOERNER, 77, retired Iowa Agency Manager, The
     Equitable Life Assurance Society of the United States.  Mr.
     Doerner has served as a director of the Company since 1983.

          JOHN P. TAYLOR, 48, Chairman and Chief Executive Officer of Taylor Ball (formerly known as Ringland-Johnson-
     Crowley), a general construction contractor. Mr. Taylor served as President of Taylor Ball from 1983 to 1992, when he assumed his present position. Mr. Taylor also serves as a director of West Des Moines State Bank, Allied Group Inc., Allied Life Insurance Company and three wholly-owned property and casualty insurance subsidiaries of Allied Group, Inc.


PROPOSED CLASS II DIRECTORS - TERMS EXPIRING IN 1997

          RONALD M. LAMB, 59, President and Chief Operating Officer of the Company. Mr. Lamb served as a Vice President of the Company from 1976 until 1987 when he was elected Chief Operating Officer. He has served as President of the Company since September 1988. Mr. Lamb has been a director of the Company since 1981.

          JOHN R. FITZGIBBON, 73, consultant and former Vice Chairman and Chief Executive Officer of First Group Companies and former Chief Executive Officer of Iowa-Des Moines National Bank (currently Norwest Bank Iowa, N.A.). Mr. Fitzgibbon, a director of the Company since 1983, also serves as a member of the Board of Directors of the Iowa Student Loan Liquidity Corporation and as Chairman of the Des Moines International Airport Board.

          JOHN G. HARMON, 41, Corporate Secretary of the Company.
     Mr. Harmon has been associated with the Company since 1976 and has served as a director since 1987.

PROPOSED CLASS III DIRECTORS - TERMS EXPIRING IN 1998

          DONALD F. LAMBERTI, 57, Chairman of the Board and Chief Executive Officer of the Company. Mr. Lamberti co-founded the Company in 1967 and served as its President from 1975 to 1988, when he assumed his present position. Mr. Lamberti, a director of the Company since 1967, also serves as a director of Norwest Bank Iowa, N.A. and National By-Products, Inc. and as a member of the Board of Trustees of Buena Vista College.

          DOUGLAS K. SHULL, 52, Treasurer and Chief Financial Officer of the Company. Mr. Shull, a director of the Company since 1987, also serves as a member of the Board of Directors of Iowa National Bankshares Corp. and as President of the Board of Trustees of the Des Moines Area Community College.



      KENNETH H. HAYNIE, 62, President of Ahlers, Cooney,
     Dorweiler, Haynie, Smith & Allbee, P.C., a law firm.  Mr.
     Haynie, a director of the Company since 1987, also serves as President of the Orchard Place Foundation.




MEETINGS AND COMMITTEES

     The Board of Directors held five meetings during the fiscal year ended April 30, 1995. At intervals between formal meetings, members of the Board are provided with various items of information regarding the Company's operations and are frequently consulted on an informal basis with respect to pending business. Each member of the Board of Directors attended 75% or more of the aggregate number of Board meetings and meetings of committees on which he served.

     The Company's Second Amended and Restated Bylaws (the "Bylaws") established four standing committees of the Board of
Directors: the Executive Committee, the Audit Committee, the Compensation Committee and the Nominating Committee. In addition, the Bylaws authorize the Board of Directors to establish other committees for selected purposes.

     The Executive Committee, presently consisting of Messrs. Lamberti, Lamb, Fitzgibbon and Doerner, is authorized, within certain limitations, to exercise the power and authority of the Board of Directors between meetings of the full Board. The Committee met once during the fiscal year ended April 30, 1995.

     The principal functions of the Audit Committee, presently consisting of Messrs. Fitzgibbon, Doerner, Haynie and Shull, are the recommendation to the Board of Directors of an independent public accounting firm to be the Company's auditors, and the approval of the audit arrangements and audit results. The Committee met twice during the fiscal year ended April 30, 1995.

     The principal functions of the Compensation Committee, presently consisting of Messrs. Fitzgibbon, Taylor, Doerner and Haynie, are to review management's evaluation of the performance of the Company's officers and their compensation arrangements and to make recommendations to the Board of Directors concerning the compensation of the Company's executive officers and outside directors. The Committee met three times during the fiscal year ended April 30, 1995.

     The Nominating Committee, presently consisting of Messrs.
Lamberti, Lamb, Shull and Harmon, generally reviews the qualifications of candidates proposed for nomination and recommends to the Board candidates for election at the Annual
Meeting of shareholders. The Committee met once during the fiscal year ended April 30, 1995.

     Shareholders may nominate director candidates for election pursuant to procedures set forth in the Company's By-laws. To make such nominations, shareholders must deliver written notice thereof to the Secretary of the Company not later than (i) with respect to an election to be held at an Annual Meeting of shareholders, at least 30 days, but not more than 90 days, prior to the anniversary date of the record date set for the immediately preceding Annual Meeting of shareholders, and (ii) with respect to an election to be held at a special meeting of shareholders, the close of business on the seventh day following the date on which notice of such meeting is first given to shareholders. The notice must set forth certain information concerning such shareholder and the shareholder's nominee(s), including their names and addresses, a representation that the shareholder is entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice, a description of all arrangements or understandings between the shareholder and each nominee, such other information as would be required to be included in a proxy statement soliciting proxies for the election of the nominees of such shareholder and the consent of each nominee to serve as a director of the Company if so elected. The chairman of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.

COMPENSATION OF DIRECTORS

     During the fiscal year ended April 30, 1995, each non-employee director was paid an annual cash retainer fee of $7,500 plus a meeting fee of $500 for each Board, committee or shareholders' meeting attended. The Company also pays the premiums on a directors' and officers' liability insurance policy insuring all directors.

     Upon the Board of Director's approval of the Director Stock Plan on August 29, 1994, and on May 1, 1995, the current non-employee directors (Messrs. Fitzgibbon, Doerner, Haynie and Taylor) each received contingent awards of options to purchase shares of Common Stock. Such awards are not currently exercisable and would only become effective upon shareholder approval of the Director Option Plan. If the Director Stock Plan is approved by the shareholders, each Eligible Non-Employee Director (as defined in the Director Stock Plan) would receive an option to purchase 1,000 shares of Common Stock on May 1 of each year, commencing May 1, 1996. Further information concerning the Director Stock Plan and the contingent options awarded to the current non-employee directors is set forth on pages 23 through 27 of this Proxy Statement.

          BENEFICIAL OWNERSHIP OF SHARES OF COMMON STOCK
                BY DIRECTORS AND EXECUTIVE OFFICERS

     The following table sets forth, as of July 19, 1995, the beneficial ownership of shares of the Company's Common Stock, the only class of capital stock outstanding, by the current directors of the Company and the executive officers named in the Summary Compensation Table herein, and all directors and executive officers as a group. Except as otherwise indicated, the shareholders listed in the table have the voting and investment powers with respect to the shares indicated.

                                                          Total Amount
Name of                       Shares                  and Nature
Beneficial       Direct       Subject to   ESOP       of Beneficial    Percent
Owner            Ownership    Options(1)   Shares(2)  Ownership (3)    of Class
- -----------      ---------    ----------   ---------  -------------    --------
Donald F.
Lamberti         1,982,372     - 0 -       545,494    2,527,866         9.69%

Ronald M. Lamb     351,500     - 0 -       253,378      604,878         2.32%

Douglas K. Shull    70,000     60,000        2,208      132,208           *

John G. Harmon      - 0 -      15,000       52,516       67,516           *

John R. Fitzgibbon  61,860     - 0 -        - 0 -        61,860           *

George A. Doerner   12,028(4)  - 0 -        - 0 -        12,028           *

Kenneth H. Haynie   27,631(5)  - 0 -        - 0 -       427,631(6)      1.64%

John P. Taylor       8,000     - 0 -        - 0 -         8,000           *

All executive officers
and directors
as a group
(8 persons)      2,513,391     75,000      853,596    3,841,987        14.73%

_______________

* Less than 1%

     (1) Amounts shown (which are included in the totals) are subject to acquisition through exercise of stock options granted under the 1991 Incentive Stock Option Plan (or the predecessor plan) and cannot be presently voted by the executive officers holding the options. See "EXECUTIVE COMPENSATION -- Option Grants and Exercises" on page 15 herein. Does not include any of the contingent awards made to non-employee directors under the proposed Director Stock Plan.

     (2) The amounts shown (which are included in the totals) consist of shares allocated to the named executive officers' accounts in the ESOP as of April 30, 1994 (the most recent allocation made by the Trustee of the ESOP) over which the officer exercises voting power. See Footnote 1 to the table set forth under the heading "SHARES OUTSTANDING" on page 3 herein.

     (3) Except as otherwise indicated, the amounts shown are the aggregate numbers of shares attributable to the shareholders' direct ownership of shares, shares subject to options and ESOP shares.

     (4)  The amount shown includes 1,788 shares owned by Mr.
          Doerner's spouse.

     (5)  The amount shown consists of 7,000 shares owned by Mr.
          Haynie's spouse and 20,631 shares jointly owned by Mr.
          Haynie and his spouse.

     (6) The amount shown includes 400,000 shares held by the Lamberti Family Trust, for which Mr. Haynie acts as co-trustee with shared voting and dispositive power and as to which he disclaims beneficial ownership.


VOTING TRUST AGREEMENT

     Messrs. Lamberti and Lamb are parties to a voting trust agreement that will become effective upon the date of death of the first of such shareholders. Under the voting trust agreement, the shareholders have agreed to deposit all of the shares of Common Stock of the Company beneficially owned by them ("Voting Shares") with the survivors of Messrs. Lamberti and Lamb, and their successors, as voting trustees. Upon the effectiveness of the voting trust, the voting trustees generally will be entitled to vote the Voting Shares in their discretion in accordance with the determination of a majority of the voting trustees. However, in order to approve certain extraordinary corporate actions, such as the merger of the Company into any other company, the voting trustees will be required to obtain the prior affirmative vote of the holders of voting trust certificates representing not less than two-thirds of the Voting Shares. Unless earlier terminated by the vote of all of the voting trustees or of holders of voting trust certificates repre-senting at least three-quarters of the Voting Shares, the agreement will terminate upon the expiration of three years after the effective date of the voting trust.


                      EXECUTIVE COMPENSATION


REPORT OF COMPENSATION COMMITTEE

     The Compensation Committee of the Board of Directors (the "Committee"), composed of the four non-employee directors, is responsible for evaluating the performance of management and determining the annual compensation to be paid to the Company's chief executive officer and the executive officers named in the Summary Compensation Table. The Committee also administers the 1991 Incentive Stock Option Plan (the "1991 Option Plan").

     Objectives

     The Committee's executive compensation policies are designed to attract, motivate and retain executives who will contribute to the long-term success of the Company, and to reward executives for achieving both short-term and long-term strategic goals of the Company. The Company is committed to providing a fair and competitive pay package to all employees. Compensation for executive officers is linked directly to the Company's financial performance as well as the attainment of each executive officer's individual performance goals. As a result, a substantial portion of each executive officer's total compensation is intended to be variable and to relate to and be contingent upon the financial performance of the Company, as well as each executive officer's job performance.

     Each year, typically in August, the Committee reviews the Company's executive compensation program and approves individual salary levels and performance goals for all executive officers and other senior Company personnel. The Committee also makes any determinations with respect to the award of stock options under the 1991 Option Plan at that time. In 1992, this review included a report from an independent compensation consultant concerning the terms of the Company's employment agreements with its executive officers and the level of salaries and benefits provided therein.

     Executive Officer Compensation

     As has been the practice in recent years, the three principal components of the Company's executive compensation program during the 1995 fiscal year were base salary, annual incentive payments and stock options.

     Base Salary. Base salaries for executive officers of the Company are determined primarily on the basis of each executive officer's job description and corresponding responsibilities, rather than on the basis of job titles or comparisons with executive officers at comparably sized companies. The Company has established only four executive officer positions and, as a result, the Committee believes that the Company's executive officers generally assume more extensive responsibilities than those found in similar positions with comparably sized companies. The base salary of each executive officer is set forth in the officer's employment agreement with the Company and may be adjusted during the terms thereof with the consent of the officer.

     Annual Incentive Payments. The Company's executive officers (as well as its Vice Presidents) annually participate in an incentive compensation bonus pool. Bonus awards are made only if the Company achieves specific performance targets in earnings per share established each year by the Committee, with the amount of the bonus increasing as earnings per share increase above the levels specified by the Committee. The purpose of the bonus award is to reward superior performance by the Company's executive officers that has resulted in the Company achieving certain financial performance levels. During the 1995 fiscal year, each of the Company's executive officers received the maximum bonus award for which he was eligible under the levels established by the Committee.

     Stock Options. Stock options may be granted to executive officers and other key employees of the Company under the terms of the 1991 Option Plan. The size of stock option awards is based primarily on individual performance and the individual's responsibilities and position with the Company. The 1991 Option Plan is designed to assist the Company in attracting, retaining and motivating executive officers and other key employees. The stock options are also designed to align the interests of the executive officers and other key employees with those of the Company's shareholders. The stock options are granted with an exercise price equal to the fair market value of the Company's Common Stock on the date of grant. This approach encourages the creation of shareholder value over the long-term, in that no benefit is realized from the stock option grants unless the price of the Company's Common Stock rises over a number of years. No options were awarded during the 1995 fiscal year.

     Additional Compensation and Benefits. The Company's compensation of executive officers includes certain other benefits. Each executive officer is entitled to receive additional compensation in the form of payments, allocations, or accruals under various benefit plans, consisting primarily of contributions to the Company's 401(k) plan and employee stock ownership plan. The Committee believes that these plans are an integral part of the overall compensation program of the Company.

     Chief Executive Officer. Mr. Lamberti's compensation for the fiscal year ended April 30, 1995 was determined in accordance with the above policies and in light of his employment agreement with the Company. In light of his numerous contributions to the success of the Company, Mr. Lamberti's salary was increased to $350,000 during 1995. Mr. Lamberti also earned $200,000 in annual bonus for performance in the 1995 fiscal year based upon the Company's ability to achieve specified financial performance targets in earnings per share established by the Committee at the beginning of the fiscal year.

     Other. The Committee is aware of the statutory limitations placed on the deductibility of compensation in excess of $1 million which is earned by an executive officer in any year. None of the executive officers earned compensation that would be subject to such limitations, but the Committee will continue to monitor developments in this area.



                                 COMPENSATION COMMITTEE


                                 John R. Fitzgibbon, Chairman
                                 George A. Doerner
                                 Kenneth H. Haynie
                                 John P. Taylor




EXECUTIVE COMPENSATION

     The following table sets forth the cash and noncash compensation earned or awarded for the last three fiscal years to the chief executive officer and the three other most highly compensated executive officers of the Company whose compensation (based on the total of the amounts required to be shown in the salary and bonus columns of such table) exceeded $100,000.

                    Summary Compensation Table

                                                           Long-Term
                        Annual Compensation                Compensation
Name and                                     Other Annual         All Other
Principal                                    Compensation         Compensation
Position(1)    Year    Salary($)  Bonus($)       ($)      Options(#)  ($) (2)

Donald F. Lamberti
  Chairman     1995    $350,000   $200,000      $2,444         0       $2,375
  and          1994     250,000    200,000       2,444         0        3,681
  Chief        1993     250,000    200,000       2,444         0        3,293
  Executive
  Officer

Ronald M. Lamb
  President    1995    $350,000   $200,000      $  836         0       $2,375
  and Chief    1994     250,000    200,000         836         0        3,681
  Operating    1993     250,000    200,000         965         0        3,293
  Officer

Douglas K. Shull
  Treasurer    1995    $125,000   $ 80,000      $2,248         0       $4,875
  and Chief    1994     119,000     80,000       2,248    10,000        5,521
  Financial    1993     117,000     80,000       2,248         0        5,207
  Officer

John G. Harmon
  Secretary    1995    $105,000   $ 80,000      $1,789         0       $4,475
               1994      98,334     80,000       1,789    10,000        4,778
               1993      95,000     80,000       1,789         0        4,444

______________________

(1) The Company has only four executive officers for whom individualized pay disclosure is required under the rules of the Securities and Exchange Commission.

(2) The amount shown for each named executive officer is the total of the Company's contributions to the Company's 401(k) plan, in which all employees are eligible to participate, and contributions to the ESOP. For the year ended April 30, 1995, the Company contributed $2,500 and $2,100 to the 401(k) plan on behalf of Messrs. Shull and Harmon, respectively (neither Mr. Lamberti nor Mr. Lamb participate in such plan). The Company contributed $2,375 to the ESOP on behalf of each of the named executive officers.

OPTION GRANTS AND EXERCISES

     No stock option awards were made by the Compensation
Committee during the 1995 fiscal year. The following table summarizes, for the fiscal year ended April 30, 1995, option exercises by the executive officers named in the Summary
Compensation Table under the Company's 1991 Incentive Stock Option Plan, and the value of the options held by such persons at April
30, 1995:

          AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                 AND FISCAL YEAR-END OPTION VALUES

                                                    Number of
                                                    Securities     Value of
                                                    Underlying     Unexercised
                                                    Unexercised    In-the-Money
                                                    Options at     Options at
                                                    Year-End       Year-End
                           Shares        Value      Exercisable/   Exercisable/
                           Acquired on   Realized   Unexercisable  Unexercisable
          Name             Exercise (#)    ($)      (#)(in shares) (in dollars)
     ---------------------------------------------------------------------------

     Donald F. Lamberti       0             0          0/0           0/0

     Ronald M.Lamb            0             0          0/0           0/0

     Douglas K. Shull         0             0       130,000/0      $1,119,375/0

     John G. Harmon           0             0        20,000/0      $  345,000/0


EMPLOYMENT CONTRACTS AND CHANGE OF CONTROL ARRANGEMENTS

     Effective as of March 2, 1992, the Company entered into employment agreements with each of Messrs. Lamberti, Lamb, Shull and Harmon. The agreements with Messrs. Lamberti, Lamb and Shull are for terms of five years (with automatic renewal terms of three years in the case of Messrs. Lamberti and Lamb) and the agreement with Mr. Harmon was for a term of three years. On June 20, 1994, the Board of Directors approved of an extension of the Company's contract with Mr. Harmon, on essentially the same terms as those approved in 1992, for a period expiring on March 1, 1997. The term of employment for Messrs. Shull and Harmon would be extended for a three year period in the event of a "change of control" (as defined in the agreements) of the Company.

     Each of the agreements with the executive officers continues their levels of responsibility on an equivalent basis to the duties performed by each of them prior to the effective date of the agreement. The agreements with Messrs. Lamberti and Lamb provide that each such executive officer will receive compensation exclusive of bonuses at the rate of $250,000 per year or such other amount as the Company and the officer mutually shall agree. In the case of Messrs. Shull and Harmon, the agreements provide for compensation exclusive of bonuses in the annual amounts of $120,000 and $100,000, respectively, or such other amounts as the Company and the officers shall agree upon.

     In each case, the officer's employment may be terminated as a result of death, disability, cause or "good reason", both before or following any change in control of the Company. For this purpose, good reason is generally defined as a diminution in compensation or level of responsibility, forced relocation to another area, or the failure to continue employment upon the stated terms and conditions.

     Under the agreements, the death of either Messrs. Lamberti or Lamb would obligate the Company to pay their surviving spouse the officer's salary for a period of 24 months, after which the spouse would receive monthly benefits equal to one-half of the officer's retirement benefits for period of 20 years or until the spouse's death, whichever occurs first. A similar obligation would arise in the event of the death of either Messrs. Shull or Harmon, except at the period during which full salary would be paid would be 12 rather than 24 months. In the event either Messrs. Lamberti or Lamb become disabled, the officer would be entitled to disability benefits equal to one-half of their annual salary until they reach age 65 or are no longer disabled or until their death, whichever occurs first. In the event they recover from their disability, retirement benefits would be paid thereafter until death. Neither Messrs. Shull nor Harmon are entitled to receive any disability payments under their agreements with the Company. In the event of termination for cause (or other than for good reason), each of the four officers is entitled to receive their salary to the date of termination. In the event an officer terminates employment for good reason, the Company would be obligated to pay such officer (i) his salary through the date of termination, (ii) a portion of the highest annual bonus received during the three previous fiscal years, if any, (iii) a payment equal to 2.0 times the sum of the officer's salary and bonus allocation, (iv) all compensation previously deferred and (v) the present value of their retirement benefits, if any. Certain employee benefits also would be continued for a two-year period following the date of termination. If an officer terminates employment for good reason within three years following a change of control, the Company would be obligated to pay such officer as it would for a "good reason" termination described above, except that the multiple would be 3.0 times the sum of the officer's salary and bonus allocation rather than 2.0 times. Similarly, certain employee benefits also would be continued for a three-year period following the date of termination. In the event of such a termination, the Company would be obligated to take into account the golden parachute tax provisions of the Internal Revenue Code of 1986 and may be required to adjust the payment amount to avoid an adverse tax result to the officer as a result of receiving the foregoing amounts.

     Each agreement further provides for the voluntary retirement of the officer at age 65, or upon reaching 59 years of age and having completed 25 years of employment with the Company, following which an officer would be entitled to receive an annual retirement benefit equal to one-half of his most recent salary payable until his death. The Board of Directors may extend an officer's employment on a year-to-year basis following age 65, and each officer is expected to hold themselves available at the written request of the Board of Directors to consult and advise with the officers and directors of the Company.


                  COMPARATIVE STOCK PERFORMANCE*

     The Performance Graph set forth below compares the cumulative total shareholder return on the Company's Common Stock for the last five fiscal years with the cumulative total return on the Russell 2000 Index and a peer group index based on the common stock of the following three companies: Dairy Mart Convenience Stores, Uni-Marts Incorporated and Sunshine Jr. Stores Incorporated. The cumulative total shareholder return computations set forth in the Performance Graph assume the investment of $100 in the Company's Common Stock and each index on April 30, 1990, and reinvestment of all dividends. The total shareholder returns shown are not necessarily indicative of future returns.


COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN*
AMONG CASEY'S GENERAL STORES, INC., THE RUSSELL 2000 INDEX AND A
PEER GROUP

                                           April
                           ---------------------------------------
                           1990   1991   1992   1993   1994   1995
                           ----   ----   ----   ----   ----   ----
Casey's General
Stores, Inc.       $100    100    104    182    185    276    394

Peer Group         $100    100     90    100     70    119    106

Russell 2000       $100    100    110    129    150    171    184


* $100 invested on April 30, 1990 in stock or index - including reinvestment of dividends.
   Fiscal year ending April 30.

* The peer group index reflected on the above Performance Graph does not include Circle K Corp., a company that was included in the peer group index set forth in the Proxy Statement for the 1993 Annual Meeting of the Company's shareholders. The Company understands that Circle K Corp. ceased active trading and public reporting in November 1994 and only recently returned to public ownership and reporting. The Company further understands that the information necessary to return Circle K Corp. to the peer group index is not yet publicly available.


                   OTHER INFORMATION RELATING TO
                 DIRECTORS AND EXECUTIVE OFFICERS


COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Compensation Committee of the Board of Directors determines annually the compensation to be paid to the Company's Chief Executive Officer and other executive officers, including the executive officers named in the Summary Compensation Table. The Compensation Committee members are John R. Fitzgibbon (Chairman), John P. Taylor, George A. Doerner and Kenneth H. Haynie. Mr. Haynie is a shareholder and President of Ahlers, Cooney, Dorweiler, Haynie, Smith & Allbee, P.C., a law firm in Des Moines, Iowa. The Company retained this law firm during fiscal 1995 for legal services and expects to retain such firm in the current fiscal year.

CERTAIN TRANSACTIONS

     At one store location, the Company is currently a sublessee of a trust created by Mr. Lamberti for the benefit of his heirs. The trust is irrevocable for federal income tax purposes, and Mr. Lamberti exercises no incidents of ownership over it. Following the December 1, 1984, dissolution of a corporation beneficially owned by Mr. Lamberti, the trust succeeded to the interest in the lease with the Company. The trust currently owns the building at that location and itself leases the real estate at that location from another trust. The Company's sublease originally commenced on October 1, 1977, for a term of 10 years, and provided for a fixed monthly rental payment of $1,300 and payment of an amount equal to 1% of sales by the leased store. In December 1984, the Company's sublease was extended until September 30, 1997 for the same rental. The amounts received by the trust under the lease during the past three fiscal years were $24,565 in fiscal 1993, $34,903 in fiscal 1994 and $36,356 in fiscal 1995.
The Company does not intend to lease additional store sites or buildings from affiliated persons.

     During fiscal 1995, the Company leased its former headquarters site and building, primarily for storage purposes, from a general partnership (Broadway Distributing Co.) composed of the Company (50%), Mr. Lamberti (25%) and Walter J. Carlson (25%), a former director and officer of the Company. The property was leased under the terms of a 15-year lease that commenced on January 1, 1978 and terminated on December 31, 1992, and provided for an annual rental of $54,000 plus the payment by the Company of all property taxes. The Company has continued to occupy the property following termination of the lease as a tenant at will and has subleased a portion of the same to a local government agency. The Company has paid $64,800 in rentals under the lease during each of the past three fiscal years.


                            PROPOSAL 2

               AMENDMENT OF THE RESTATED AND AMENDED
               ARTICLES OF INCORPORATION TO PROVIDE
                FOR A CLASSIFIED BOARD OF DIRECTORS


     The Board of Directors has approved and recommends that the shareholders adopt an amendment to the Restated and Amended Articles of Incorporation, as amended (the "Restated Articles"), to set forth a new Article V(A) which would classify the Board of Directors into three classes of directors and would specify procedures relating to the election of directors (the "Classified Board Amendment"). The Board of Directors believes that the Classified Board Amendment will further continuity and stability in the leadership and policies of the Company and discourage certain types of tactics that could involve actual or threatened changes of control that are not in the best interest of the shareholders. The full text of the Classified Board Amendment is set forth as Exhibit A to this Proxy Statement, and the following description is qualified in its entirety by reference to the text of the Classified Board Amendment.

     The Classified Board Amendment would in general (i) classify the Board of Directors into three separate classes, as nearly equal in number as possible, with one class being elected each year, (ii) provide that any vacancy on the Board of Directors may be filled by the remaining directors then in office, even if such directors constitute less than a quorum and (iii) provide that the number of directors shall be not less than four nor greater than nine with a number within such range to be determined by a majority of the Board of Directors. Article V(A) of the Restated

Articles currently provides that the number of directors shall be not less than four nor greater than nine. The Company currently has eight directors, and each is elected annually for a one-year term.

     The Iowa Business Corporation Act permits the Board of Directors to be divided into classes serving staggered terms. If the Classified Board Amendment is adopted, the Company's directors will be divided into three classes, and two directors will be elected for a term expiring at the 1996 Annual Meeting, three directors will be elected for a term expiring at the 1997 Annual Meeting, and the remaining three directors will be elected for a term expiring at the 1998 Annual Meeting (and, in each case, until their respective successors are duly elected and qualified).
Thus, starting with the 1996 Annual Meeting, one class of directors will be elected each year for a three-year term. Information concerning the current nominees for election as directors at the 1995 Annual Meeting and the terms for which they will serve if the Classified Board Amendment is adopted is contained under the caption "Election of Directors" on pages 4 through 8 of this Proxy Statement. If the Classified Board Amendment is not adopted, all directors will be elected to serve until the 1996 Annual Meeting (and, in each case, until their respective successors are duly elected and qualified).

     Under the Classified Board Amendment, any vacancies in the Board of Directors, as well as any directorship to be filled by reason of an increase in the number of directors, would be filled by the affirmative vote of a majority of the remaining directors. Any director elected to fill a vacancy created other than by reason of an increase in the number of directors would be elected for the unexpired term of his or her predecessor in office. Any director elected to fill a vacancy by reason of an increase in the number of directors would continue in office only until the next election of directors by the shareholders.

     The Board of Directors believes that a classified board will promote continuity and stability of the Company's management and policies, since a majority of the Company's directors at any given time will have prior experience as Company directors. In addition to providing continuity and stability in the membership of the Board of Directors and in the policies established by the Board, the Classified Board Amendment also would permit new directors to become familiar with the business of the Company and to benefit from the experience of the continuing directors. A classified board increases the likelihood that at all times at least two-thirds of the members of the Board of Directors will have experience and familiarity with the business, affairs and issues of the Company.

     The classification of directors could have the effect of making it more difficult for shareholders to change the composition of the Board of Directors in a relatively short period of time because at least two annual meetings of shareholders, instead of one, generally would be required to effect a change in the majority of the Board of Directors. Although the delay necessary to effect a change in the majority of the Board of Directors may discourage a holder of a large block of the Company's securities from attempting to acquire control of the Company or to remove incumbent management, such a provision would have the effect of encouraging such a holder to negotiate with the Company and obtain the approval of the directors or shareholders. The Board of Directors believes that the benefits of encouraging stability of the Board of Directors and encouraging negotiations with the Company outweigh the possible disadvantages of making it more difficult for shareholders to change the composition of the Board of Directors in a relatively short period of time. The Company is not aware of any attempt to take over the Company or of any attempt to acquire a large block of the Company's Common Stock, and the Classified Board Amendment is not being proposed in response to any such attempts.

     The Restated Articles and Bylaws of the Company, together with certain agreements to which the Company is a party, could deter, to varying degrees and under varying circumstances, hostile takeovers (including those that might result in a premium over the market price) or other efforts to take control of the Company or remove incumbent management without the approval of the Board of Directors. These include (a) a shareholder rights plan, authorizing the issuance of Common Share Purchase Rights that become exercisable and transferable apart from the Common Stock shortly after a person or group, without the Company's consent, acquires beneficial ownership of 20% or more of the Company's Common Stock or commences or announces the intent to make a tender offer or exchange offer that could result in a change of control of the Company, (b) the authority of the Board of Directors to issue series of preferred shares with such voting rights and other powers as the Board of Directors may determine, (c) notice requirements relating to nominations to the Board of Directors,
(d) the authority of the Board of Directors to fill vacancies on the Board of Directors, (e) the Trust Agreement creating the Company's ESOP (which currently holds approximately 8.44% of the outstanding shares of Common Stock), permitting ESOP participants to direct the trustee in the voting or tender of the shares of Common Stock allocated to their ESOP account and (f) employment agreements with the Company's four executive officers, under which changes of control may result in the payment of increased severance benefits to the officers upon termination or demotion following a change of control. Certain other provisions of Iowa corporate law also may have the same effect, such as those provisions authorizing shareholder rights plans and permitting directors to consider certain community interest factors in evaluating merger proposals.

     The affirmative votes of the holders of two-thirds of the outstanding shares of Common Stock are required for approval of the Classified Board Amendment. Any alteration, amendment or repeal of the Classified Board Amendment will require the same affirmative vote or approval as approval of the Classified Board Amendment.

     The Board of Directors recommends a vote FOR adoption of the Classified Board Amendment.


                            PROPOSAL 3

           APPROVAL OF THE CASEY'S GENERAL STORES, INC.
             NON-EMPLOYEE DIRECTORS' STOCK OPTION PLAN


     The Board of Directors adopted the Casey's General Stores, Inc. Non-Employee Directors' Stock Option Plan (the "Director Stock Plan") at its regular meeting on August 29, 1994, subject to the approval of the shareholders of the Company. Accordingly, at the 1995 Annual Meeting, shareholders will be asked to approve the Director Stock Plan, and the Board recommends that it be approved.

     The Board of Directors and management believe that the Director Stock Plan will help attract and retain superior directors and promote long-term growth and profitability by further aligning director and shareholder interests. The affirmative vote of a majority of the shares voting on this proposal is required for its adoption.

     The full text of the Director Stock Plan is set forth as Exhibit B to this Proxy Statement, and the following description is qualified in its entirety by reference to the full text of the Director Stock Plan. All defined terms used below have the meaning set forth in the Director Stock Plan, unless otherwise indicated.

     PURPOSE

     The Director Stock Plan is intended to promote the interest of Casey's General Stores, Inc. by affording non-employee directors an opportunity to acquire a proprietary interest in the Company, in order to attract and retain non-employee directors, to provide them with long-term financial incentives to increase the value of the Company, and to provide them with a stake in the future of the Company which corresponds to the stake of each of the Company's shareholders.

     ELIGIBILITY

     Only the Company's non-employee directors are eligible to participate in the Director Stock Plan.

     SHARES SUBJECT TO PLAN

     Subject to certain adjustments to prevent dilution, the total number of shares of Common Stock available for awards under the Director Stock Plan shall not exceed 100,000 shares. In the event that any option expires or is terminated unexercised, such shares shall thereafter be again available for issuance pursuant to the Director Stock Plan. Options may be granted until all shares authorized for issuance under the Director Stock Plan have been issued.

     EFFECTIVE DATE

     The effective date of the Director Stock Plan is August 29, 1994, being the date of the Board of Directors' approval of the Directors' Stock Plan. No option granted under the Director Stock Plan, however, shall have any force or effect or become exercisable unless and until the Director Stock Plan is approved by the shareholders of the Company at the Annual Meeting on September 15, 1995.

     TERMS OF OPTIONS

     All options granted under the Director Stock Plan are non-statutory stock options, evidenced by an agreement between the Company and the director. Contingent awards of options to purchase shares of Common Stock, which are subject to shareholder approval of the Director Stock Plan at the Annual Meeting, and annual option awards would be made to non-employee directors under the Director Stock Plan.

     On August 29, 1994, upon the Board of Directors' approval of the Director Stock Plan, each non-employee director (consisting of Messrs. Fitzgibbon, Doerner, Haynie and Taylor) was awarded a contingent option to purchase up to a maximum of 5,000 shares of Common Stock, with the amount being calculated in accordance with the formula following:

     Number of option shares = [years of continuous service
                                as a non-employee director
                                times 1,000, but in no event
                                more than 5,000 shares]

Under the Director Stock Plan, the exercise price of these initial contingent awards (calculated as described below) would be $11.47 per share.

     On May 1, 1995, each such non-employee director became entitled to a second contingent option to purchase 1,000 shares of Common Stock, at an exercise price of $13.59 per share.

     The foregoing contingent awards would made upon the same terms and conditions as those established in the Director Stock Plan for other options, except that no director shall acquire any rights to exercise the options or acquire the shares of Common Stock represented thereby until such time as the Director Stock Plan has been approved by the shareholders of the Company.

     In addition to the foregoing contingent awards, the Director Stock Plan provides that on May 1 of each year, commencing May 1, 1996, each Eligible Non-Employee Director (defined generally as any non-employee director serving in that capacity as of the last day of a fiscal year) shall be awarded an option to purchase 1,000 shares of Common Stock, so long as the Director Stock Plan has been approved by the shareholders of the Company on or before said date.

     EXERCISE PRICE OF OPTIONS

     The purchase price per share with respect to each option awarded under the Director Stock Plan, including the contingent awards described above, shall be the average of the last reported sale prices of the Common Stock on the last trading day of each of the 12 months preceding the award of the option, as reported on the NASDAQ National Market System (or such other exchange on which the Common Stock shall then be listed). Upon exercise of an option, payment may be made in cash, shares of Common Stock valued at the fair market value as of the date of exercise, or by a combination thereof.

     DURATION; TRANSFERABILITY

     No option granted under the Director Stock Plan is exercisable on or after the tenth anniversary of the date on which the option is granted. During the lifetime of an Eligible Non-Employee Director to whom an award is made, only the Eligible Non-Employee Director may exercise an option to purchase shares of Common Stock, and the option shall not be transferable or assignable to any other person or for any other reason. Upon the death of an Eligible Non-Employee Director, any remaining options may be exercised by the legal representatives, trustees or beneficiaries of the Eligible Non-Employee Director within 12 months after the date of his or her death.

     TERMINATION AND AMENDMENT

     The Director Stock Plan may be amended, suspended or terminated by action of the Board and shall be terminated automatically when all shares of Common Stock available for options under the Director Stock Plan have been awarded; provided, however, that the Director Stock Plan may not be amended more than once every six months other than to comport with changes in the Internal Revenue Code or the Employee Retirement Income Security Act or the rules thereunder. In addition, if the Director Stock Plan is approved by the shareholders of the Company, then no amendment may be made without prior approval of the shareholders if the amendment would materially increase the benefits accruing to participants or increase the number of shares to be issued under the Director Stock Plan (other than to prevent dilution) or materially modify the requirements as to the eligibility for participation in the Director Stock Plan.

     TAX TREATMENT

     All options to be granted under the Director Stock Plan are non-statutory options and are not entitled to special tax treatment under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). The grant of a stock option generally does not result in taxable income to the recipient. Directors who exercise an option generally recognize ordinary income in an amount equal to the difference between the option price and the fair market value of the resulting shares. The Company generally is not entitled to an income tax deduction with respect to the grant of a stock option or the sale of stock acquired pursuant thereto. The Company is permitted a deduction equal to the amount of ordinary income the recipient is required to recognize with respect to a stock option.

     NEW PLAN BENEFITS

     The following table summarizes the benefits related to the outstanding contingent awards made to the current non-employee directors under the Director Stock Plan. All such directors have been nominated for re-election to the Board of Directors at the Annual Meeting.

                                 Number of             Dollar
Director                         Options               Value(3)
- --------                         ---------             --------

John R. Fitzgibbon               6,000 (1)             $110,250

George A. Doerner                6,000 (1)             $110,250

Kenneth H. Haynie                6,000 (1)             $110,250

Jack P. Taylor                   2,000 (2)             $ 36,750


All non-employee                 20,000                $367,500
directors as a group
(4 persons)
____________________

(1) Consisting of options for 5,000 shares at an exercise price of $11.47 per share and options for 1,000 shares at an exercise price of $13.59 per share.

(2) Consisting of options for 1,000 shares at an exercise price of $11.47 per share and options for 1,000 shares at an exercise price of $13.59 per share.

(3) Based on the last reported sales price per share of the Company's Common Stock of $18-3/8 on July 19, 1995.


     For the reasons discussed above, the Board of Directors believes that the Director Stock Plan would be in the best interests of the Company and its shareholders and recommends a vote FOR this proposal.


                             AUDITORS




     KPMG Peat Marwick LLP was engaged by the Company to serve as its auditors for fiscal 1995. Representatives of KPMG Peat Marwick LLP will be in attendance at the Annual Meeting to be held on September 15, 1995, and will be available to respond to appropriate questions and may make a statement if they so desire.




         DEADLINE FOR SUBMISSION OF SHAREHOLDER PROPOSALS


     Any proposal which a shareholder intends to present at the Annual Meeting of shareholders in 1996 must be received by the Company by April 10, 1996 in order to be eligible for inclusion in the proxy statement and proxy card relating to such meeting.

                           ANNUAL REPORT

     The Company's 1995 Annual Report is being mailed to shareholders with this Proxy Statement. The Company will provide without charge to each shareholder, on written request, a copy of the Company's Annual Report on Form 10-K for the year 1995, including the financial statements and schedules thereto, filed with the Securities and Exchange Commission. If a shareholder requests copies of any exhibits to such Form 10-K, the Company may require the payment of a fee covering its reasonable expenses. A written request should be addressed to the Corporate Secretary, Casey's General Stores, Inc., One Convenience Blvd., Ankeny, Iowa 50021-0845.


     By Order of the Board of Directors,




                                     /s/ John G. Harmon
                                     ---------------
                                     John G. Harmon
                                     Secretary



August 11, 1995


          YOUR VOTE IS IMPORTANT.  PLEASE COMPLETE AND
          SIGN THE ENCLOSED FORM OF PROXY AND RETURN IT PROMPTLY
          IN THE ACCOMPANYING POSTPAID ENVELOPE.

                             EXHIBIT A

                    CLASSIFIED BOARD AMENDMENT


     Set forth below is the full text of Article V(A) of the Restated Articles, as proposed to be amended:

          A. The number of directors of the Corporation shall be not less than four (4) and not greater than nine (9), and, effective as of the annual meeting of shareholders in 1995, the Board of Directors shall be divided into three classes, designated Class I, Class II and Class
          III. Such classes shall be as nearly equal in number as possible. The term of directors of one class shall extend to each annual meeting of shareholders and in all cases as to each director, until his successor shall be elected and shall qualify, or until his earlier resignation, removal from office, death or incapacity. Additional directorships resulting from an increase in number of directors shall be apportioned among the classes as equally as possible. The initial term of office of directors of Class I shall extend to the annual meeting of shareholders in 1996, that of Class II shall extend to the annual meeting in 1997, and that of Class III shall extend to the annual meeting in 1998, and in all cases as to each director until his successor shall be elected and shall qualify or until his earlier resignation, removal from office, death or incapacity. At each annual meeting of shareholders, the number of directors equal to the number of directors of the class whose term extends to the time of such meeting shall be elected to hold office until the third succeeding annual meeting of shareholders after their election. The Board of Directors may, upon a majority vote of its members, increase or decrease the number of directors within the limits set forth above. Any vacancy occurring in the Board of Directors and any directorship to be filled by reason of an increase in the number of directors, may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the Board of Directors. Any director elected to fill a vacancy created other than by reason of an increase in the number of directors shall be elected for the unexpired term of his predecessor in office. Any director elected to fill a vacancy by reason of an increase in the number of directors may continue in office only until the next election of directors by the shareholders.

                             EXHIBIT B


                   CASEY'S GENERAL STORES, INC.
             NON-EMPLOYEE DIRECTORS' STOCK OPTION PLAN


     1. PURPOSE. The purpose of the Casey's General Stores, Inc. Non-Employee Directors' Stock Option Plan (the "Plan") is to provide non-employee members of the Board of Directors (the "Board") of Casey's General Stores, Inc. (the "Company") an opportunity to acquire shares of the Common Stock of the Company (the "Common Stock") in consideration for personal services rendered in their capacity as directors of the Company, and to aid in attracting and retaining individuals of outstanding abilities and skills for service on the Board.

     2. ADMINISTRATION. The Chief Executive Officer (the "CEO") of the Company shall administer this Plan in accordance with the provisions stated herein. Subject to the express provisions of this Plan, the CEO may interpret the Plan, determine the terms and conditions of awards to non-employee directors of the Company under this Plan and make such other determinations as the CEO shall deem necessary or advisable for the proper administration of this Plan. The CEO shall not be liable for any action taken or determination made hereunder in good faith.

     3.   ELIGIBILITY.   Any person who (a) has served as a
non-employee director of the Company during the fiscal year preceding the Initial Contingent Award Date, the Second Contingent Award Date or an Annual Award Date (each as defined below) and (b) is a non-employee director of the Company on the last day of such fiscal year (an "Eligible Non-Employee Director") shall be awarded non-qualified options to purchase shares of Common Stock (an "Option" or "Options") as set forth in Sections 4 and 5 hereof.

     4. CONTINGENT AWARDS OF OPTIONS. In consideration for past services rendered, contingent awards (the "Contingent Awards") of Options shall be made to each Eligible Non-Employee Director, as and to the extent set forth in this Section 4, on (i) the date of adoption of this Plan by the Board (the "Initial Contingent Award Date") and (ii) May 1, 1995 (the "Second Contingent Award Date").

          (a) INITIAL CONTINGENT AWARD. On the Initial Contingent Award Date, each Eligible Non-Employee Director shall be awarded an Option to purchase up to a maximum of 5,000 shares of Common Stock, calculated in accordance with the formula following:

     Number of Option Shares =   [Years of continuous service
                                  as a non-employee director x
                                  1,000, but in no event more than
                                  5,000 shares]

          (b) SECOND CONTINGENT AWARD.  On the Second Contingent
     Award Date, each Eligible Non-Employee Director shall be awarded an Option to purchase 1,000 shares of Common Stock.

          (c) NO RIGHTS UNTIL SHAREHOLDER APPROVAL OF PLAN. The Contingent Awards described in this Section 4 shall be made upon the same terms and conditions as those established in this Plan for other Options, except that no Eligible Non-Employee Director shall acquire any rights to exercise the Options granted thereby or acquire the shares of Common Stock represented by such Options until such time as this Plan has been approved by the shareholders of the Company.

     5. ANNUAL OPTION AWARDS. In consideration for past services rendered, on May 1 of each year (the "Annual Award Date") commencing May 1, 1996, each Eligible Non-Employee Director shall be awarded an Option to purchase 1,000 shares of Common Stock, so long as this Plan shall have been approved by the shareholders of the Company on or before said date.

     6. TERMS AND CONDITIONS OF OPTIONS. Each Option granted hereunder, including the Contingent Awards, shall be evidenced by a written agreement to be duly executed and delivered by or on behalf of the Company and the Eligible Non-Employee Director, in form satisfactory to the CEO.

          (a) PRICE OF OPTIONS. The purchase price per share with respect to each Option granted hereunder, including the Contingent Awards, shall be the average of the last reported sale prices of the Common Stock on the last trading day of each of the twelve months preceding the award of the Option, as reported on the NASDAQ National Market System (or such other exchange on which the Common Stock shall then be listed).

          (b) DURATION OF OPTIONS. Options shall be exercisable at such time and under such conditions as set forth in the written agreement evidencing such Option, but in no event shall any Option be exercisable on or after the tenth anniversary of the date on which the Option is granted.

          (c) PAYMENT. Shares of Common Stock purchased under any Option shall, at the time of purchase, be paid for in full. Such payment shall be made in cash, by tender of shares of Common Stock owned by the Eligible Non-Employee Director valued at the fair market value as of the date of exercise, or by a combination of cash and shares of Common

     Stock. No shares shall be issued or delivered until full payment therefor has been made.

          (d) WITHHOLDING. In the CEO's discretion, the Eligible Non-Employee Director may be required to pay to the Company the amount of any taxes required to be withheld with respect to shares of Common Stock purchased under any Option or, in lieu thereof, the Company shall have the right to retain the number of shares of Common Stock whose fair market value on the date such taxes are required to be withheld equals the amount required to be so withheld.

          (e) RULE 16B-3 SIX-MONTH LIMITATION. To the extent required in order to comply with Rule 16b-3, promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, or any successor rule or regulation thereto, the underlying shares of Common Stock acquired pursuant to the exercise of Options under the Plan may not be disposed of within six months following the award thereof. In the case of the Contingent Awards, such six-month period shall not commence to run until such time as the Plan has been approved by the shareholders of the Company.

          (f) SHARE CERTIFICATES. All certificates for shares of Common Stock delivered under the Plan pursuant to the exercise of any Option shall be subject to such stop transfer orders and other restrictions as the CEO may deem advisable under the Plan or the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which such shares of Common Stock are listed or traded, and any applicable Federal or State securities laws, and the CEO may cause a legend to be put on any such certificates to make appropriate reference to such restrictions.

     7. NON-TRANSFERABILITY OF OPTIONS. During an Eligible Non-Employee Director's lifetime, all Options awarded hereunder may be exercised only by the Eligible Non-Employee Director and by no other person, and the Options shall not be transferable or assignable by an Eligible Non-Employee Director to any other person or for any reason, except that the Eligible Non-Employee Director's legal representatives, trustees or beneficiaries may exercise Options then currently exercisable by the Eligible Non-Employee Director as and to the extent provided in Section 8 hereof.

     8. DEATH OF ELIGIBLE NON-EMPLOYEE DIRECTOR. Upon the death of an Eligible Non-Employee Director, his or her Options shall be exercisable only as to those shares of Common Stock which were subject to the exercise of such Options at the time of his or her death, and such Options shall expire unless exercised by his or her legal representatives, trustees or beneficiaries within twelve
(12) months after the date of his or her death.

     9.   SHARES RESERVED; ADJUSTMENT.

          (a) SHARES RESERVED. Subject to adjustment as provided herein, the total number of shares of Common Stock available for awards under the Plan shall not exceed 100,000 shares.
     In the event that an Option expires or is terminated unexercised as to any shares covered thereby, such shares shall thereafter be again available for issuance pursuant to the Plan.

          (b) ADJUSTMENT. In the event of any change in the outstanding shares of Common Stock by reason of any stock dividend or split, recapitalization, merger, consolidation, spin-off, combination or exchange of shares or other corporate change, or any distributions to common shareholders other than cash dividends, the CEO shall make such substitution or adjustment, if any, as the CEO deems to be equitable to accomplish fairly the purposes of the Plan and to preserve the intended benefits thereof to the Eligible Non-Employee Directors. Such adjustments may be made as to the number (including the number of shares specified above) of shares of Common Stock reserved for issuance pursuant to the Plan, the number of shares of Common Stock subject to outstanding Options and the Option prices thereof.

     10. EFFECTIVE DATE OF THE PLAN. The effective date of the Plan is August 29, 1994, being the date of the Plan's approval by the Board; provided, however, that no Option granted hereunder shall have any force or effect or become exercisable unless or until the Plan is approved by the shareholders of the Company.

     11.  MISCELLANEOUS.

          (a) NO OBLIGATION TO EXERCISE OPTIONS. The granting of an Option shall impose no obligation upon an Eligible
     Non-Employee Director to exercise such Option.

          (b) TERMINATION AND AMENDMENT OF PLAN. This Plan may be amended, suspended or terminated by action of the Board and shall be terminated automatically when all shares of Common Stock available for Options under the Plan have been awarded; provided, however, that (i) the provisions of the Plan may not be amended more than once every six months, other than to comport with changes in the Internal Revenue Code, the Employee Retirement Income Security Act, or the rules thereunder, and (ii) if the Plan has been approved by the shareholders of the Company, any amendment shall be similarly approved if the amendment would:

          (i) materially increase the benefits accruing to participants under the Plan;

          (ii) materially increase the number of securities which may be issued under the Plan; or

          (iii) materially modify the requirements as to eligibility for participation in the Plan.

          (c) RIGHTS AS SHAREHOLDER. No Eligible Non-Employee Director shall have any right or privilege as a shareholder with respect to the shares of Common Stock acquired through the exercise of Options granted under this Plan unless and until certificates for shares of Common Stock are issuable to him or her.

          (d) NO OBLIGATION TO RETAIN. No right of a director to continue service in that capacity shall be implied from any action taken or award of Options made under the Plan.

          (e) APPLICABLE LAW. All questions pertaining to the validity, construction and administration of the Plan and Options granted hereunder shall be governed the laws of the State of Iowa and construed in accordance therewith, to the extent not otherwise governed by the Internal Revenue Code or the laws of the United States.

                    CASEY'S GENERAL STORES, INC.             PROXY
                     ONE CONVENIENCE BOULEVARD
                        ANKENY, IOWA  50021

    THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                              [LOGO]

     The undersigned hereby appoints Donald F. Lamberti and Ronald
M. Lamb as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all the shares of Common Stock of Casey's General Stores, Inc. held of record by the undersigned on August 4, 1995 at the Annual Meeting of shareholders to be held on September 15, 1995, or any adjournment thereof.

     1.   PROPOSAL 1 - ELECTION OF DIRECTORS

          __
          __   FOR ALL NOMINEES LISTED BELOW
               (except as marked to the contrary below).

          __
          __   WITHHOLD AUTHORITY to vote for all nominees below.

          (INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the box next to the nominee's name below.)

               __                         __
               __ Donald F. Lamberti (3)  __ Ronald M. Lamb (2)


               __                         __
               __ Douglas K. Shull (3)    __ John G. Harmon (2)


               __                         __
               __ John R. Fitzgibbon (2)  __ George A. Doerner (1)


               __                         __
               __ Kenneth H. Haynie (3)   __ John P. Taylor (1)


(1) To be designated as a Class I Director with term ending in 1996, if Proposal 2 is approved.

(2) To be designated as a Class II Director with term ending in 1997, if Proposal 2 is approved.

(3) To be designated as a Class III Director with term ending in 1998, if Proposal 2 is approved.

     2.   PROPOSAL 2 - AMENDMENT OF THE RESTATED AND AMENDED
          ARTICLES OF INCORPORATION TO PROVIDE FOR A CLASSIFIED
          BOARD OF DIRECTORS, as described in the Proxy Statement.

     ___                 ___                 ___
     ___  FOR            ___  AGAINST        ___  ABSTAIN


     3.   PROPOSAL 3 - APPROVAL OF THE NON-EMPLOYEE DIRECTORS'
          STOCK OPTION PLAN as described in the Proxy Statement.


     ___                 ___                 ___
     ___  FOR            ___  AGAINST        ___  ABSTAIN


     4. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.


                 (To be signed on the other side.)

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER
DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER.  IF NO DIRECTION
IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 and 3.




                              DATED: _____________________, 1995


                              ___________________________________
                              Signature


                              ___________________________________
                              Signature if held jointly


                              Please sign exactly as name appears.
                              When shares are held by joint
                              tenants, both should sign.  When
                              signing as attorney, executor,
                              administrator, trustee or guardian,
                              please give full title as such.  If
                              a corporation, please sign in full
                              corporate name by President or other
                              authorized officer.  If a
                              partnership, please sign in
                              partnership name by authorized
                              person.

                              PLEASE MARK, SIGN, DATE AND RETURN
                              THE PROXY CARD PROMPTLY USING THE
                              ENCLOSED ENVELOPE.

                   CASEY'S GENERAL STORES, INC.        INSTRUCTION
                     ONE CONVENIENCE BOULEVARD         CARD
                        ANKENY, IOWA  50021


                              [LOGO]

INSTRUCTIONS TO:    UMB Bank, n.a., as Trustee of the
                    Sixth Amended and Restated Casey's General
                    Stores, Inc. Employees' Stock Ownership Plan and Trust (the "ESOP").


     I hereby direct that the voting rights pertaining to all shares of Common Stock of Casey's General Stores, Inc. held by the Trustee and allocated to my account in the ESOP shall be exercised at the Annual Meeting of the shareholders of Casey's General Stores, Inc. to be held on September 15, 1995, or at any adjournment of such meeting, in accordance with the instructions below, in voting upon the election of Directors, amendment of the Restated and Amended Articles of Incorporation, approval of the Non-Employee Directors' Stock Option Plan, and on any other business that may properly come before the meeting.

1.   PROPOSAL 1 - ELECTION OF DIRECTORS

     __
     __  FOR ALL NOMINEES LISTED BELOW
         (except as marked to the contrary below).

     __
     __   WITHHOLD AUTHORITY to vote for all nominees below.

     (INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the box next to the nominee's name below.)

               __                         __
               __ Donald F. Lamberti (3)  __ Ronald M. Lamb (2)


               __                         __
               __ Douglas K. Shull (3)    __ John G. Harmon (2)


               __                         __
               __ John R. Fitzgibbon (2)  __ George A. Doerner (1)


               __                         __
               __ Kenneth H. Haynie (3)   __ John P. Taylor (1)

(1) To be designated as a Class I Director with term ending in 1996, if Proposal 2 is approved.

(2) To be designated as a Class II Director with term ending in 1997, if Proposal 2 is approved.

(3) To be designated as a Class III Director with term ending in 1998, if Proposal 2 is approved.


     2.   PROPOSAL 2 - AMENDMENT OF THE RESTATED AND AMENDED
          ARTICLES OF INCORPORATION TO PROVIDE FOR A CLASSIFIED
          BOARD OF DIRECTORS, as described in the Proxy Statement.

     ___                 ___                 ___
     ___  FOR            ___  AGAINST        ___  ABSTAIN


     3.   PROPOSAL 3 - APPROVAL OF THE NON-EMPLOYEE DIRECTORS'
          STOCK OPTION PLAN as described in the Proxy Statement.


     ___                 ___                 ___
     ___  FOR            ___  AGAINST        ___  ABSTAIN


     4. In its discretion, the Trustee is authorized to vote upon such other business as may properly come before the meeting.


                 (To be signed on the other side.)

                   CASEY'S GENERAL STORES, INC.
             EMPLOYEES' STOCK OWNERSHIP PLAN AND TRUST


     You are entitled to direct the voting of the total number of shares of Common Stock of Casey's General Stores, Inc. allocated to your account in the ESOP through August 4, 1995, the record date for voting at the September 15, 1995 Annual Meeting of shareholders, if your completed and signed Instruction Card is received by the Trustee no later than September 13, 1995. If your voting instructions are not timely received by the Trustee, the shares allocated to your account and the other shares held by the Trustee for which no instructions were timely received will be voted by the Trustee in the same manner and proportion as the Trustee votes shares for which the Trustee does receive timely instructions.




                         DATED: _____________________, 1995


                         ___________________________________
                         Participant's Signature


                         (Please sign exactly as your name
                         appears)


                         PLEASE MARK, SIGN, DATE AND RETURN THIS
                         CARD PROMPTLY USING THE ENCLOSED
                         ENVELOPE.